P.O. BOX 738 - MARIETTA, OHIO - 45750	NEWS RELEASE
www.peoplesbancorp.com

FOR IMMEDIATE RELEASE	Contact:	Chuck W. Sulerzyski
November 16, 2015		President and Chief Executive Officer
(740) 373-3155

PEOPLES BANCORP INC. ANNOUNCES
RESIGNATION OF CHIEF FINANCIAL OFFICER
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MARIETTA, Ohio - Peoples Bancorp Inc. ("Peoples") (NASDAQ: PEBO) today announced that Edward G. Sloane resigned as Peoples’ Executive Vice President, Chief Financial Officer and Treasurer effective November 16, 2015, in order to pursue other career opportunities. Mr. Sloane also resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer of Peoples’ banking subsidiary, Peoples Bank, National Association. He had held these positions since joining the company in 2008.
“We thank Ed for his many contributions to Peoples over the years, and we wish him continued success in the future” said Chuck Sulerzyski, Peoples’ President and Chief Executive Officer.
Mr. Sloane’s resignation is not a reflection of any disagreement with Peoples. Senior members of Peoples’ accounting and finance department staff will assume Mr. Sloane’s responsibilities until a successor is appointed.